EXHIBIT 8.1

SUBSIDIARIES OF AVG TECHNOLOGIES N.V.

As of December 31, 2014, AVG Technologies N.V. was the parent company of the following direct and indirect subsidiaries:

Name of subsidiary	Jurisdiction of Organization / Formation
AVG Technologies Holdings B.V.	Netherlands
All subsidiaries listed below are 100% subsidiaries of AVG Technologies Holdings B.V., unless otherwise noted:
AVG Technologies USA, Inc.	Delaware, United States
AVG Technologies CZ, s.r.o. (99.99%, 0.01% subsidiary of AVG Technologies UK Limited)	Czech Republic
AVG Technologies UK Limited	United Kingdom
AVG Technologies GER, GmbH.	Germany
AVG Technologies FRA SAS	France
AVG Technologies HK, Limited(1)	Hong Kong, China
AVG (Beijing) Internet Security Technologies Company Limited (100% subsidiary of AVG Technologies HK, Limited)(2)	China
AVG Mobile Technologies Ltd	Israel
AVG Netherlands B.V.	Netherlands
AVG Ecommerce CY Limited (100% subsidiary of AVG Netherlands B.V.)	Cyprus
AVG Technologies Israel Ltd	Israel
TuneUp Software GmbH (100% subsidiary of AVG Technologies GER, GmbH)	Germany
TuneUp Corporation (100% subsidiary of TuneUp Software GmbH)(3)	Florida, United States
AVG Technologies Distribution Switzerland AG	Switzerland
AVG Technologies AU Pty Limited	Australia
AVG Corporate Services B.V.	Netherlands
AVG Technologies Canada, Inc.	Canada
AVG Distribuidora de Tecnologias do Brasil Ltda. (99.99%, 0.01% subsidiary of AVG Technologies UK Limited)	Brazil
Location Labs, Inc. (99% subsidiary of AVG Technologies USA, Inc.)(4)	Delaware, United States
Location Labs Pvt Ltd. (99.99961% subsidiary of Location Labs, Inc.)(5)	India
Safely Mobile S.L. (100% subsidiary of Location Labs, Inc.)	Spain
Norman Safeground AS	Norway
Norman Data Defense Systems AB (100% subsidiary of Norman Safeground AS)	Sweden
Norman Data Defense Systems A/S (100% subsidiary of Norman Safeground AS)	Denmark
Norman Data Defense Systems B.V. (100% subsidiary of Norman Safeground AS)	Netherlands
Norman Data Defense Systems GmbH (100% subsidiary of Norman Safeground AS)	Germany
Norman Data Defense Systems AG (100% subsidiary of Norman Safeground AS)	Switzerland

(1)	AVG Technologies HK, Limited was deregistered as of February 18, 2015.
(2)	AVG (Beijing) Internet Security Technologies Company Limited is in the process of liquidation.
(3)	The 100% subsidiary of TuneUp Software GmbH, TuneUp Corporation, is in process of liquidation.
(4)	AVG Technologies USA, Inc. holds 99.0% of the outstanding shares of Location Labs and 99.9% of the voting rights.
(5)	Location Labs, Inc. holds all but one (1) share in its subsidiary Location Labs Pvt. Ltd.